EXHIBIT 99.1



FOR IMMEDIATE RELEASE                                           CONTACT:
March 3, 1999                                                   Glenn Bozarth
                                                                Mattel, Inc.
                                                                310-252-3521



                MATTEL ANNOUNCES MANAGEMENT REORGANIZATION
                           --------------------
                       STEIN AND BAUGHMAN TO LEAVE


LOS ANGELES, March 3 - Mattel, Inc. today announced that it has reorganized its management structure, and that Bruce Stein, president-Mattel Worldwide and chief operating officer, and Gary Baughman, president of Fisher-Price, will leave the company.

"We are in the process of transforming Mattel from a traditional toy company with four core brands to a children's products company with category leadership and expertise in new mediums, platforms and channels of distribution," Jill Barad, Mattel's chairman and chief executive officer, said. "As we implement this change, it has become clear that our management structure will also need to change, and we have been working with outside consultants to determine what the optimum structure should be.

"Today we are announcing changes to Mattel's management organization that will result in fewer levels of management. The new organizational structure we have developed will provide for faster decision making, and encourage action that is entrepreneurial and responsive to change,"
Barad said.

"The departure of Bruce and Gary is most painful for me, as I have great respect for both of these men," Barad said. "We wish them the best, and thank them for their enormous contributions to our company."



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Stein, who rejoined Mattel in 1996 after having started his toy industry career there, said, "I am proud of all my accomplishments at Mattel, and the company is in a great strategic position today, but I felt I needed a new challenge. I want to take full advantage of new investment and management opportunities in the convergence of consumer products and intellectual-property marketing."

Baughman joined Mattel as part of the company's 1997 merger with Tyco Toys. "I considered retirement at the time of the merger, but am happy that I could serve a role in the successful integration of the two companies," Baughman said. "I plan to work with my successor during a transition period, and then to leave Fisher-Price in very capable hands."

As part of the reorganization, five Mattel executives have been named to the position of president for individual business units, and all will now report directly to Jill Barad. The five units and their leaders are as follows:



o    Matt Bousquette has been promoted to president of the Boys/
     Entertainment business unit, which will include Wheels and other Boys Toys as well as Mattel's Disney and Nickelodeon entertainment businesses.

o The Girls/Barbie unit will be headed by Andrienne Fontanella, who has been promoted to president. She joined Mattel in 1996 with extensive cosmetics industry experience, and has been responsible for Barbie licensing and collectibles.

o Neil Friedman, president of Tyco Preschool, has been promoted to president of Fisher-Price brands, which will now encompass all Infant and Preschool products, including Disney, Sesame Street, Power Wheels, Magna Doodle, View-Master, See 'N Say, and Blue's Clues.

o David Haddad has been promoted to president of Mattel Media, and will also assume responsibility for the company's "Intel
     Play" branded technology toys.



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o    Pleasant Rowland will remain vice chairman of Mattel, and
     president of Pleasant Company, and will help with direct-to-consumer efforts for all Mattel brands.

"I'm absolutely certain that this new structure is best for the future of our company," Barad said. "The new organization will help us to maximize the potential of all of the parts and people of Mattel. And I have utmost confidence in the ability of this team to deliver incredible results," she said.

Mattel, Inc. is a worldwide leader in the design, manufacture and marketing of children's products. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world.


Note:

Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to sales levels, the Mattel and Tyco restructuring charge, special charges, other non-recurring charges, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; significant changes in buying patterns of major customers; possible weaknesses of international markets; the impact of competition on revenues and margins; the company's ability to successfully integrate the operations of The Learning Company following its merger into the company; the effect of currency fluctuations on reportable income; unanticipated negative results of litigation, governmental proceedings or environmental matters; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.



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